EXHIBIT 99.2

DELTA PETROLEUM CORPORATION
Roger A. Parker, CEO and Chairman
Kevin K. Nanke, Treasurer and CFO
Dave Donegan, VP Corporate Communications
370 17th Street, Suite 4300
Denver, Colorado 80202

For Immediate Release

                       REVISION TO EARNINGS RELEASE FOR THE
                   QUARTER AND SIX MONTHS ENDED DECEMBER 31, 2005

     DENVER, Colorado (March 7, 2006) -- Delta Petroleum Corporation (NASDAQ:
DPTR), an independent energy exploration and development company ("Delta" or "the Company"), today reported a revision to the press release issued earlier this morning whereby the Company reported its financial and operating results for the quarter and six months ended December 31, 2005.

     The Company's previous press release erroneously stated that the Castle Energy Corporation merger was under review by the Securities and Exchange Commission ("SEC"). It should have stated that the S-4 registration statement filed by the Company with respect to the merger has not yet been declared effective by the SEC.

     In addition, the following should have been included under Results of
Operations:

     Average prices realized for the six months ended December 31, 2005 approximated $59.42 per barrel for onshore oil production, $48.98 per barrel for offshore oil production and $8.82 per Mcfe for natural gas production.

     Delta Petroleum Corporation is an oil and gas exploration and development company based in Denver, Colorado. The Company's core areas of operations are the Gulf Coast and Rocky Mountain Regions, which comprise the majority of its proved reserves, production and long-term growth prospects. Its common stock is traded on the NASDAQ Stock Market under the symbol "DPTR."

Forward-looking statements in this announcement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the costs of exploring and developing new oil and natural gas reserves, the price for which such reserves can be sold, environmental concerns affecting the drilling of oil and natural gas wells, as well as general market conditions, competition and pricing. Please refer to the Company's Forms 10-K, 10-Q and 8-K as filed with the Securities and Exchange Commission for additional information.

                 For further information contact the Company at
              (303) 293-9133 or via email at info@deltapetro.com
                                     OR
           RJ Falkner & Company, Inc., Investor Relations Counsel at
                (800) 377-9893 or via email at info@rjfalkner.com

                       SOURCE: Delta Petroleum Corporation